Exhibit 3.65
SECOND AMENDED
BYLAWS
EDUCARE COMMUNITY LIVING CORPORATION-TEXAS
ARTICLE ONE
REGISTERED OFFICE
1.01 The registered office of the corporation is located at 811 Dallas Avenue, Houston, Texas 77002, and the name of the registered agent of the corporation is C T Corporation System.
*Amended November 1, 1994
ARTICLE TWO
SHAREHOLDERS MEETINGS
Place of Meetings
2.01 All meetings of the shareholders shall be held at the registered. office of the corporation, or any other place within or without this State, as may be designated for the purpose from time to time by the Board of Directors.
Time of Annual Meeting
2.02 The annual meeting of the stockholders shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. At such meeting, the stockholders shall elect a Board of Directors and shall transact such other business as may properly be brought before the meeting.
*Amended January 30,1995
Notice of Meeting
2.03 Notice of the meeting, stating the place, day and hour of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given in writing to each shareholder entitled to vote at the meeting at least ten (10) days but not more than fifty (50) days before the day of the meeting either personally or by mail or other means of written communication, addressed to the shareholder at his address appearing on the books of the corporation or given by him to the corporation for the purpose of notice. Notice of adjourned meetings is not necessary unless the meeting is adjourned for thirty (30) days or more, in which case notice of the adjourned meeting shall be given as in the case of any special meeting.
Special Meetings
2.04 Special meetings of the shareholders for any purpose or purposes whatsoever may be called at any time by the President, or by the Board of Directors, or by any one (1) or more

Directors, or by one or more shareholders, the aggregate of whose shares comprise not less than one tenth (1/10) of all the shares entitled to vote at the meeting.
Quorum
2.05 A majority of the voting shares constitutes a quorum for the transaction of business. Once the presence of a quorum has been confirmed, business may continue despite any failure to maintain a quorum during the remainder of the meeting.
Voting
2.06 Only persons listed as shareholders on the share records of the corporation on the record date shall be entitled to vote at such meeting. The record date shall be the date on which notice of the meeting is mailed unless some other day is fixed by the Board of Directors for the determination of shareholders of record. Each shareholder is entitled to a number of votes equal to the number of Directors to be elected, multiplied by the number of shares that the shareholder is entitled to vote. Voting for the election of Directors shall be by voice unless any shareholder demands a ballot vote before the voting begins.
Proxies
2.07 Every person entitled to vote or execute consents may do so either in person or by proxy executed in writing by the shareholder or his duly authorized attorney in fact.
Consent of Absentees
2.08 No defect in the calling or noticing of a shareholders’ meeting will affect the validity of any action at the meeting if a quorum was present, and if each shareholder not present in person or by proxy signs a written waiver of notice, consent to the holding of the meeting, or approval of the minutes, either before or after the meeting, and those waivers, consents, or approvals are filed with the corporate records or made a part of the minutes of the meeting.
Action Without Meeting
2.09 Action may be taken by shareholders without a meeting if each shareholder entitled to vote signs a written consent to the action and such consents are filed with the Secretary of the corporation.
ARTICLE THREE
DIRECTORS
Powers
3.01 The Directors shall act only as a board, and an individual Director shall have no power as such. All corporate powers of the corporation shall be exercised by the Board of Directors or under its authority, and the business and affairs of the corporation shall be controlled by the

Board of Directors, subject, however, to such limitations as are imposed by law, the Articles of Incorporation, or these bylaws, as to actions to be authorized or approved by the shareholders. The Board of Directors may, by contract or otherwise, give general or limited or special power and authority to the officers and employees of the corporation to transact the general business, or any special business, of the corporation and may give powers of attorney to agents of the corporation to transact any special business requiring such authority.
Number and Qualifications of Directors
3.02 The authorized number of Directors of this corporation shall be at least two (2), but no more than five (5).* The Directors need not be shareholders of this corporation or residents of Texas. The number of Directors may be increased or decreased from time to time by amendment to these Bylaws but no decrease shall have the effect of shortening the term of any incumbent Director. Any directorship to be filled by reason of an increase in the number of Directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose.
*Amended August, 1996
Election and Term of Office
3.03 The Directors shall be elected annually by the shareholders entitled to vote, and shall hold office until their respective successors are elected, or until their death, resignation or removal.
Vacancies
3.04 Vacancies on the Board of Directors may be filled by a majority of the remaining Directors, though less than a quorum, or by a sole remaining Director. The shareholders may elect a Director at any time to fill any vacancy not filed by the Directors.
Removal of Directors
3.05 The entire Board of Directors or any individual Director may be removed from office with or without cause by vote of the holders of a majority of the shares entitled to vote for Directors, at any regular or special meeting of the shareholders.
Place of Meetings
3.06 All meetings of the Board of Directors shall be held at the principal office of the corporation or at such place within or outside the State as may be designated from time to time by resolution of the Board by or by written consent of all the members of the Board.
Regular Meeting

3.07 Regular meetings of the Board of Directors shall be held, without call or notice, immediately following each annual meeting of the shareholders of the corporation, and at such other times at the Directors may determine.
Special Meetings — Call and Notice
3.08 Special meting of the Board of Directors for any purpose shall be called at any time by the President or, if the President is absent or unable or refuses to act, by any Vice President or any two (2) Director(s). Written notice of the special meetings, stating the time, and in general terms the purpose or purposes thereof, shall be mailed or telegraphed or personally delivered to each Director not later than the day before the day appointed for the meeting.
Quorum
3.09 A majority of the authorized number of Directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the Directors present shall be regarded as the act of the Board of Directors, unless a greater number is required by law or by the Articles of Incorporation.
Board Action Without Meeting
3.10 Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, and with the same force and effect as a unanimous vote of Directors, if all members of the Board shall individually or collectively consent in writing to the action.
Adjournment — Notice
3.11 A quorum of the Directors may adjourn any Directors’ meeting to meet again at a stated hour on a stated day. Notice of the time and place where an adjourned meeting will be held need nor be given to absent Directors if the time and place is fixed at the adjourned meeting. In the absence of a quorum, a majority of the Directors present at any Directors’ meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the Board.
Conduct of Meetings
3.12 The Chairman of the Board, or in his absence, the President shall preside at meetings of the Board of Directors. The Secretary of the corporation, or in the Secretary’s absence, any person appointed by the presiding officer, shall act as Secretary of the Board of Directors.
Compensation
3.13 Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by resolution of the Board.

Indemnification of Directors and Officers
3.14 The Board of Directors may authorize the corporation to pay expenses incurred by, or to satisfy a judgment or fine rendered or levied against, present or former Directors, officers or employees of the corporation as provided by Article 2.02(A) (16) of the Business Corporation Act.
ARTICLE FOUR
OFFICERS
Title and Appointment
4.01 The officers of the corporation shall be a President, Vice President, Secretary, Treasurer, and such assistants and other officers as the Board of Directors shall from time to time determine. Any two or more offices may be held by one person. All officers shall be elected by and hold office at the pleasure of the Board of Directors, which shall fix the compensation and tenure of all officers.
Powers and Duties of Officers
4.02 The officers of the corporation shall have the powers and duties generally ascribed to the respective offices and such additional authority or duty as may from time to time be established by the Board of Directors.
ARTICLE FIVE
EXECUTION OF INSTRUMENTS
5.01 The Board of Directors may, in its discretion, authorize an officer or officers, or other person or persons, to execute any corporate instrument or document, or to sign the corporate name without limitation, except where otherwise provided by law, and such execution or signature shall be binding on the corporation.
ARTICLE SIX
ISSUANCE AND TRANSFER OF SHARES
Requirement of Payment for Shares
6.01 Certificates for shares of the corporation shall be issued only when the shares have been fully paid for.
Share Certificates
6.02 The corporation shall deliver certificates representing all shares to which shareholders are entitled, which certificates shall be in such form and device as the Board of Directors may provide. Each certificate shall bear on its face the statement that the corporation is organized in

Texas, the name of the corporation, the number and class of shares and series, and the par value or a statement that the shares are without par value. The certificates shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary, and the seal of the corporation shall be affixed thereto. The signatures may be in facsimile if the certificates are to be countersigned by a transfer agent or registered by a registrar. The certificate shall contain on the faces or backs all recitations or references required by law.
Replacement of Certificates
6.03 No new certificates shall be issued until the former certificate for the shares represented thereby shall have been surrendered and canceled, except in the case of lost or destroyed certificates for which the Board of Directors may order new certificates to be issued upon such terms, conditions and guarantees as the Board may see fit to impose, including the filing of sufficient indemnity.
Transfer of Shares
6.04 Shares of the corporation may be transferred by endorsement by the signature of the owner, or the owner’s agent, attorney, or legal representative, and the delivery of the certificate. The transferee in any transfer of shares shall be deemed to have full notice of, and to consent to, the Bylaws of the corporation to the same extent as if he had signed a written assent thereto.
ARTICLE SEVEN
RECORDS AND REPORTS
Inspection of Books and Records
7.01 All books and records provided for by statue shall be open to inspection of the shareholders from time to time and to the extent expressly provided by statute, and not otherwise. The Directors may examine such books and records at all reasonable times.
Closing Stock Transfer Book
7.02 The Board of Directors may, in its discretion, close the transfer books for a period not exceeding fifty (50) days preceding any meeting, annual or special, of the shareholders, or the day appointed for the payment of a dividend.
ARTICLE EIGHT
AMENDMENT OF BYLAWS
8.01 The power to alter, amend, or repeal these Bylaws is vested in the Directors, subject to repeal or change by action of the shareholders.
Signatures and Attestation
     Adopted by the Board of Directors this 16th day of August, 1996.

/s/ Dennis Latimer, Director Dennis Latimer, Director

/s/ Dennis Henegar, Director Dennis Henegar, Director